International Goldfields Limited
ACN 099 544 680
(**IGS**)

and

Santa Fe Gold Corporation
(**SFEG**)

Heads of Agreement

Binding Heads of Agreement

Private and Confidential

Recitals

A. IGS is an Australian company listed on the Australian Securities Exchange (**ASX**).

B. SFEG is a company incorporated in Delaware in the United States of America (**USA**) and listed on the OTC Bulletin Board.

C. IGS:

(i) has acquired over 1,450km^2 of prospective Birimian greenstone geology in southern Mali, West Africa;

(ii) has two Ivorian entities, each with 100% interest in applications for exploration permits pending grant of tenure over 4 licences in Cote d'Ivoire, West Africa. The two entities combined, hold 8 permit applications covering an area of approximately 3,200km^2 of prospective Birimian terraine that are in accordance with proposed revisions to Ivorian Mining Law;

(iii) has 93% ownership in Brazilian Gold exploration private company Latin Gold Limited as set forth in Schedule 1;

(iv) owns the Plumridge Project located in the Albany-Fraser mobile zone on the eastern margin of the Yilgarn Craton of Western Australia. IGS has entered into an agreement to sell the Plumridge Project (and its holding company, Plumridge Gold Pty Ltd) subject to the satisfaction of conditions precedent; and

(v) has the right to earn up to 80% interest in applications for exploration permits pending grant of tenure over 11 licences in Cote d'Ivoire, West Africa. Initial applications cover an area in excess of 9,900km^2 but subject to reductions of up to 60% under current proposed revisions to Ivorian Mining Laws. IGS has ongoing expenditure commitments in relation to the Cote d'Ivoire project and intends to terminate the earn-in agreement (without penalty) prior to completion of the transaction the subject of this Heads of Agreement, ,

(collectively, the **IGS Projects**).

D. SFEG has silver and gold properties in New Mexico, USA including an option to acquire the Mogollon Project as set out in Schedule 2 (**SFEG Projects**).

E. This Heads of Agreement sets out the terms and conditions upon which IGS and SFEG agree to merge where IGS offers to acquire 100% of the issued capital of SFEG (**SFEG Shares**) and 100% of the SFEG stock options, and warrants and convertible debentures (**SFEG Convertible Securities**) (**Merger**).

F. This Heads of Agreement supersedes any and all previous correspondence, agreements or understanding between the parties and is binding on the parties as and from execution.

G. The parties intend to be bound by this Heads of Agreement but agreed to have its terms restated in a formal agreement, which shall be consistent with, but may be more expansive and precise than, this Heads of Agreement.

Operative provisions

1. Merger Structure

(a) Subject to the conditions set out in clause 4, IGS and SFEG agree to enter into a merger transaction whereby IGS will form a wholly-owned Delaware subsidiary to merge with and into SFEG (**Merger**), with the SFEG shareholders receiving solely fully paid ordinary shares in the capital of IGS (**IGS Shares**) in exchange for their SFEG stock and SFEG Convertible Security holders receiving options convertible into IGS Shares (**IGS Options**) and SFEG would become a wholly-owned subsidiary of IGS.

(b) The parties shall complete the Merger in accordance with the provisions of the Delaware General Corporation Law and Australia as applicable to the respective companies and on the further terms and conditions set out in this Heads of Agreement (**Transaction**).

2. Terms of Merger

Subject to the conditions set out in clause 4, the key terms of the Merger are as follows:

(a) pursuant to the Merger, each common share of SFEG shall be exchanged for IGS Shares;

(b) pursuant to the Merger, outstanding stock options and warrants of SFEG, will be assumed by IGS upon completion of the Merger and converted into IGS Options with identical vesting and comparable exercise provisions;

(c) within 5 business days of execution of the Heads of Agreement, IGS will

(i) advance A$2,000,000 (**First Advance**) to SFEG to secure SFEG's option to the Mogollon Project (**Mogollon Option**) in accordance with terms of the agreement annexed as "Annexure A" to this term sheet (**Mogollon Agreement**) and for general working capital purposes;

(ii) advance a further A$2,000,000 (**Further Advance**) to be provided by IGS on or before 31 October 2012 to SFEG for debt repayment and general working capital purposes;

(iii) Each of the First Advance and the Further Advance will be evidenced by a Secured Convertible Note in the form of Annexure B hereto and secured by a Security Agreement, with SFEG's interest and rights to the Mogollon Option as collateral, in form of Annexure C hereto;

(d) In the event that IGS should fail to fund the First Advance and/or the Further Advance within the timeframes specified in this clause 2(c), SFEG may terminate this Heads of Agreement upon 14 days' notice.

(e) In the event that the Transaction does not proceed the amount of the First Advance and the Further Advance (if paid by IGS at that date) will be fully refunded to IGS by SFEG within 14 business days of termination;

(f) In the event that the Transaction does not proceed for any reason and SFEG does not repay the First Advance and/or the Further Advance as per clause 2(e) above, then at the election of IGS:

   (i) the Mogollon Option Agreement shall be assigned to IGS; or

   (ii) the value of the First Advance and the Further Advance (if paid by IGS at that date) shall convert into SFEG Shares on an agreed 20 day VWAP basis;

(g) payment of the First Advance will be made by IGS from funds raised pursuant to a placement of IGS Shares at an issue price of A$0.03;

(h) at Settlement (as that term is defined in clause 9), IGS will have a minimum of A$10,000,000 available cash and liquid assets, following transaction costs (including the payments made pursuant to Sections 2(g) and (h) below), and a maximum of $100,000 in total indebtedness, assuming a minimum of A$4,000,000 is raised in conjunction with settlement;

(i) following Settlement, IGS (being, the **Merged Entity**) will:

   (i) continue to rent the premises at 18 Oxford Close, Leederville, Western Australia for a further period of at least 18 months on the same terms as currently applicable;

   (ii) retain Mr Travis Schwertfeger (at his election) as an executive officer (or consultant) of IGS in respect to IGS' current assets only for a period of 24 months to manage existing IGS' projects at his rate of remuneration as at the date of this Heads of Agreement;

   (iii) retain Mr Anthony Sage as consultant for a period of 24 months at a retainer of A$10,000 per month;

   (iv) engage Dr. Pierce Carson as IGS' president and chief executive officer for a period of up to 6 months after Settlement on substantially the same terms as his current employment and related agreements with SFEG;

   (v) appoint a new president and CEO within 6 months after Settlement;

   (vi) upon appointment of a new CEO, retain Mr. Carson as a consultant for a period of 24 months at a retainer of US$15,000 per month to assist with the management of existing SFEG projects and assess new business opportunities. Mr. Carson's existing

change of control contract shall come into effect upon appointment of a new CEO; and

(vii) engage SFEG's existing management team in comparable executive positions.

(j) SFEG has appointed Komodo Capital Pty Ltd (**Komodo**) as its corporate advisor to the Merger in consideration of a success fee of a cash payment of A$1,500,000, with A$500,000 payable on execution of this Heads of Agreement, and the issue of fully paid ordinary shares in the Merged Entity valued at A$1,500,000 at a deemed issue price of 3.0 cents each which shall be conditional upon, and payable at, Settlement unless specified above;

(k) IGS has appointed Max Capital Pty Ltd (**Max Capital**) as its corporate advisor to the Merger in consideration of a success fee of a cash payment of A$500,000 and the issue of fully paid ordinary shares in the Merged Entity valued at A$1,500,000 at a deemed issue price of 3.0 cents each which shall be conditional upon, and payable at, Settlement; and

(l) for the avoidance of doubt the success fees set out in sub-clause (j) and (k) above will not be payable in the event Settlement does not occur, other than as set out above.

3. Capital Structure of Merged Entity Post Transaction

The indicative capital structure of the Merged Entity following completion of the Transaction is set out below.

Shares

Merged Entity	Shares		Percentage (%)
	Pre-consolidation	Post-consolidation [2]	
Existing IGS Shares on issue	571,520,386	57,152,038	24.28
IGS Shares issued pursuant to Placement	66,666,667	6,666,667	2.83
Existing IGS Shares on issue	**638,187,053**	**63,818,705**	**27.11**
Securities issued to SFEG Shareholders	1,449,469,462	144.946,946	**61.57**
Completion Proposed Placement (A$5m)[3]	166,666,667	16,666,667	**7.08**
Securities to be issued to advisors as set out in clause 2(j) and (k)	100,000,000	10,000,000	**4.25**
Total	**2,354,323,182**	**235,432,318**	**100**

Merged Entity	Shares		Percentage (%)
	Pre-consolidation	Post-consolidation [2]	

Notes:

1. Settlement of the Transaction is conditional upon IGS undertaking a consolidation of its issued capital on a one for ten basis.

2. IGS also has the following unlisted options on issue (on a pre-consolidation basis) which have not been included in the above calculations:

   (i) 7,250,000 unlisted options (A$0.20; 31 December 2013); and

   (ii) 14,000,000 unlisted options (A$0.08; 31 December 2015).

3. It is proposed that a further A$5 million (minimum) will be raised in conjunction with settlement, an issue price of A$0.03 has been assumed for the above calculations. Settlement is not conditional on completion of this placement.

4. SFEG also has 37,648,216 unlisted options, warrants and convertible securities on issue in SFEG (on a pre-consolidation basis) as at the date of execution of this Heads of Agreement which have not been included in the above calculations. The merger agreement will provide for the issuance of "replacement options and warrants" in IGS containing substantially the same economic terms and provisions as such options, warrants and convertible securities noted above.

4. Conditions Precedent

Completion of the Transaction is conditional upon the satisfaction (or waiver) of the following conditions precedent:

(a) completion of due diligence by IGS on SFEG and the SFEG Projects, to the satisfaction of IGS by 31 October 2012 or such later date as agreed by the parties;

(b) completion of due diligence by SFEG on IGS, to the satisfaction of the SFEG by 31 October 2012 or such later date as agreed by the parties;

(c) before completion of the Transaction, IGS and SFEG will work together to agree a 12 month and 24 month budget taking into account priorities of SFEG's exploration and development program and the ability to farm-out or sell key parts of IGS' existing exploration projects;

(d) IGS applying for an ADR listing in the USA (at SFEG's cost) to ensure ability to trade IGS securities in the USA;

(e) IGS maintaining its listing on the ASX;

(f) IGS undertaking a consolidation of its issued capital on a one for 10 (ten) basis (**IGS Consolidation**);

(g) the required percentage of the shareholders of IGS approving the issue of securities pursuant to the Transaction and the advisors as set out in this Heads of Agreement, the IGS Consolidation, the change in the Board of IGS as contemplated in clause 5 and the change of the name of IGS to a name to be agreed;

(h) the required percentage of the shareholders of SFEG approving the Merger;

(i) all necessary consents and approvals for the Merger (if any) including any regulatory approvals;

(j) the parties entering into formal agreements incorporating the terms of this Heads of Agreement and additional terms appropriate for a transaction of this nature (**Formal Agreements**),

(together, the **Conditions**).

Unless specified above, if the Conditions set out above are not satisfied (or waived in so far as they are capable of being waived) within 120 days of the execution of the Heads of Agreement or such later date as agreed in writing by the parties, the agreement constituted by this Heads of Agreement will be at an end and the parties will be released from their obligations under this Heads of Agreement. The Parties will use their commercially best efforts to ensure that the Conditions are met as soon as possible.

5. Preparation of documents and verification by IGS and SFEG

(a) SFEG (with the assistance of IGS) will prepare and verify or procure the preparation and verification (at SFEG's cost) of any Delaware and USA related documentation (or information to be included in any documentation) that is reasonably necessary to complete the Transaction, including IGS' application for an ADR listing in the USA in accordance with clause 4(d).

(b) IGS (with the assistance of SFEG) will prepare and verify or procure the preparation and verification (at IGS' cost) of any Australian related documentation (or information to be included in any documentation) that is reasonably necessary to complete the Transaction.

(c) The parties will cooperate and consult with each other in the preparation of such documents.

6. SFEG Shareholder Undertakings

SFEG will use its commercially best efforts to obtain letter agreements from its four largest stockholders (who represent 32% combined), confirming their support for the Transaction and agreeing to cast an affirmative vote in favour of the Transaction within 14 days of execution of the Heads of Agreement.

7. IGS Shareholder and Capital Undertakings

(a) IGS will use its commercially best efforts to obtain letter agreements from its largest stockholders, representing 28% combined, confirming their support for the Transaction and agreeing to cast an affirmative vote in favour of the Transaction within 14 days of execution of the Heads of Agreement.

(b) IGS in conjunction with Komodo and Max Capital will use its commercially best efforts to consummate an equity financing for IGS in an amount of at least $5 million to close upon the settlement of the merger (subject to IGS shareholder approval). For avoidance of doubt, Settlement is not conditional upon completion of this further capital raising.

8. Board Changes

The parties agree that on completion of the Transaction, the board of IGS will be reconstituted such that:

(a) the board of IGS will consist of four (4) directors nominated by SFEG and one (1) director nominated by IGS; provided, however, that the proposed independent directors of SFEG are acceptable to IGS; and

(b) the existing directors of IGS will resign as directors of IGS, (unless they remain as a nominee of IGS pursuant to clause 8(a)), and will ensure the appointment of the directors nominated by SFEG prior to their resignation.

9. Settlement

(a) Settlement of the Merger (**Settlement**) will occur as soon as practical after satisfaction (or waiver) of the Conditions and, if applicable, in accordance with any statutory timetables applicable to the Merger.

(b) At Settlement:

(i) in accordance with clause 2, IGS shall allot and issue the IGS Shares to the shareholders of SFEG, Komodo and Max Capital (or their nominees);

(ii) the existing directors of IGS will approve the change of the board of IGS in accordance with clause 8;

(iii) SFEG will arrange the transfer the SFEG Shares to IGS; and

(iv) the board of SFEG must place IGS in effective possession and control of SFEG.

10. Warranties

10.1 SFEG Warranties

(a) By execution of this Heads of Agreement, SFEG make the representations and warranties set out in Schedule 4.

(b) The Formal Agreements shall contain representations and warranties between the parties customary for a commercial arrangement of this nature, including but not limited to those set out in Schedule 4.

SFEG shall indemnify and hold IGS harmless against all losses, claims, costs, demands, liabilities and expenses which may be suffered, sustained or incurred by the IGS directly or indirectly as a result of or in respect of a breach by SFEG of any of the covenants, warranties, representations or undertakings referred to or contained in this Heads of Agreement.

10.2 IGS Warranties

(a) By execution of this Heads of Agreement, IGS make the representations and warranties set out in Schedule 3.

(b) The Formal Agreements shall contain representations and warranties between the parties customary for a commercial arrangement of this nature, including but not limited to those set out in Schedule 3.

(c) IGS shall indemnify and hold SFEG harmless against all losses, claims, costs, demands, liabilities and expenses which may be suffered, sustained or incurred by the SFEG directly or indirectly as a result of or in respect of a breach by IGS of any of the covenants, warranties, representations or undertakings referred to or contained in this Heads of Agreement.

11. Maintaining Status Quo - IGS

Without the consent of the other party and other than as contemplated in this Heads of Agreement, IGS agrees to procure that IGS will not:

(a) enter into any material contract or incur any material liability; or

(b) declare any dividends; or

(c) vary its capital structure (otherwise than by the exercise of any IGS options currently on issue),

other than as contemplated in this Heads of Agreement, without the consent of the other party.

12. Maintaining Status Quo - SFEG

Without the consent of the other party and other than as contemplated in this Heads of Agreement and in the ordinary course of business, SFEG will not:

(a) enter into any material contract or incur any material liability; or

(b) declare any dividends; or

(c) vary its capital structure, otherwise than by the exercise of any SFEG options and warrants currently on issue and pursuant to the capital raising, provided, however, SFEG may, in consultation with IGS, issue up to an additional $5 million in equity securities with the

capital structure to be adjusted accordingly to reflect the additional cash received by SFEG and the additional shares issued.

13. Exclusivity

SFEG (and/or any of its officers as applicable) will not negotiate or deal with any other person or entity relating to an investment in, or acquisition of, the SFEG Shares, SFEG, or the SFEG Projects other than with IGS from the date of signing this Heads of Agreement until the earlier 31 January 2013 or Settlement, unless otherwise agreed in writing by both of the parties.

14. Confidentiality

Subject to clauses 14.1, this Heads of Agreement and all other information disclosed by the parties to each other (**Confidential Information**) is confidential and each party shall ensure that the Confidential Information remains confidential.

14.1 Exceptions

A party may make any disclosure in relation to this Heads of Agreement:

(a) to any professional advisor, financial advisor, banker, financier or auditor where that person is obliged to keep the information confidential;

(b) to comply with any applicable law, or any requirement of any regulatory body, including ASX and the rules and regulations promulgated under the US Securities Exchange Act of 1934;

(c) to any of its employees to whom it is necessary to disclose the information;

(d) to obtain the consent of any third party to any term of, or to any act pursuant to, this Heads of Agreement;

(e) to enforce its rights or to defend any claim or action under this Heads of Agreement; or

(f) where the information has come into public domain through no fault of that party.

14.2 ASX Listing Rules and US Securities Laws

The parties acknowledge that:

(a) IGS is subject to Listing Rule 3.1 which requires a company to notify the market and ASX of any information that a reasonable person would expect to have a material effect on the price or value of the company's securities; and

(b) SFEG is subject to the rules and regulations promulgated under the US Securities Exchange Act of 1934 will be required to disclose the Heads of Agreement on a Form-8K.

14.3 Notice of proposed Announcement

If a party is required to make an announcement or filing pursuant to clause 14.2, it must give to the other party:

(a) such notice as is reasonable in the circumstances of its intention to make the announcement or filing; and

(b) a draft of the announcement or filing and an opportunity, which is reasonable in the circumstances, to comment on the contents of the draft announcement or filing.

14.4 Public announcements of the Transaction

Immediately after the execution of this Heads of Agreement, IGS and SFEG will issue a joint public announcement in such form agreed by the parties but including:

(a) a recommendation by the directors of SFEG directed to holders of SFEG Shares and SFEG Convertible Securities that the Merger be approved subject to there being no higher offer; and

(b) a reference to the approval of the Transaction by the directors of IGS, subject to the conditions precedent of this Heads of Agreement and all other terms of this Heads of Agreement being satisfied.

15. Further Assurance

Each party shall sign and execute and do all deeds, acts, documents and things as may reasonably be required by the other parties to effectively carry out and give effect to the terms and intentions of this Heads of Agreement.

16. Governing Law

The agreement constituted by this Heads of Agreement shall be governed by and construed in accordance with the law from time to time in Western Australia. The parties agree to submit to the non-exclusive jurisdiction of the Courts of Western Australia and the courts which hear appeals from those courts.

17. Assignment

None of the parties may assign any of the rights or obligations conferred by this Heads of Agreement without the consent of the other parties.

18. Costs

(a) Each party will bear its respective costs associated with the Transaction.

(b) SFEG will pay all stamp duty (if any) payable on this Heads of Agreement and any other document necessary to give effect to the Transaction.

19. Notices

Each notice authorised or required to be given to a party shall be in writing and may be delivered personally or sent by properly addressed prepaid mail in each case addressed to the party at its address set out below:

In the case of IGS: 18 Oxford Close, Leederville, WA, 6007.

In the case of the SFEG: 1128 Pennsylvania NE, Suite 200, Albuquerque, New Mexico 87110, USA.

20. Severance

If any provision of this Heads of Agreement is invalid and not enforceable in accordance with its terms, all other provisions which are self-sustaining and capable of separate enforcement without regard to the invalid provision shall be and continue to be valid and forceful in accordance with their terms.

21. Counterparts

This Heads of Agreement may be executed in any number of counterparts (including by facsimile or electronic transmission) each of which when executed and delivered to other parties shall constitute an original, but all counterparts together shall constitute one and the same agreement.

Schedule 1 – IGS Projects

1. Over 1,450km^2 of prospective Birimian greenstone geology in southern Mali, West Africa.

2. Two Ivorian entities, each with 100% interest in applications for exploration permits pending grant of tenure over 4 licences in Cote d'Ivoire, West Africa. The two entities combined, hold 8 permit applications covering an area of approximately 3,200km^2 of prospective Birimian terraine that are in accordance with proposed revisions to Ivorian Mining Law.

3. A 93% ownership in Brazilian Gold exploration private company Latin Gold Limited.

4. The Plumridge Project located in the Albany-Fraser mobile zone on the eastern margin of the Yilgarn Craton of Western Australia. IGS has entered into agreements to sell the Plumridge Project (and its holding company, Plumridge Gold Pty Ltd)subject to the satisfaction of conditions precedent.

5. The right to earn up to 80% interest in applications for exploration permits pending grant of tenure over 11 licences in Cote d'Ivoire, West Africa. Initial applications cover an area in excess of 9,900km^2 but subject to reductions of up to 60% under current proposed revisions to Ivorian Mining Laws. IGS has ongoing expenditure commitments in relation to the Cote d'Ivoire project and intends to terminate the earn-in agreement (without penalty) prior to completion of the transaction the subject of this Heads of Agreement.

Schedule 2 – SFEG Projects

1. Summit Gold-Silver Mine, New Mexico
2. Ortiz Gold Project, New Mexico
3. Lordsburg Mill, New Mexico
4. Lordsburg Exploration Project, New Mexico
5. Agreement to acquire the Mogollon Project in New Mexico

Schedule 3 – IGS Representations and Warranties

The representations and warranties given by IGS is as follows and are qualified in their entirety by reference to IGS's disclosures as set forth in its filings with the ASX (collectively, the "ASX Filings"):

(a) No right to subscribe: No person has any right or option to subscribe for or otherwise to acquire any further shares in IGS except for those options and warrants referenced in Section 3 of this Heads of Agreement.

(b) No other allotments: Other than upon conversion of any current IGS Option on issue, IGS is not under any obligation to allot any shares to any person or persons, or otherwise to alter the structure of any part of its unissued share capital, and IGS is not under any obligation to give any option over any part of their respective unissued shares capital nor has IGS offered to do any of the matters stated in this sub-paragraph.

(c) Fully paid: 100% of the issued shares of IGS are fully paid and no money is owing in respect of them.

(d) No legal impediment: The execution, delivery and performance by IGS of this Heads of Agreement complies with:

(i) each law, regulation, authorisation, ruling, judgement, order or decree of any government agency; provided that the Transaction will require stockholder approval in accordance with the corporate laws of the state of Delaware and the US federal securities laws

(ii) the constitution or other constituent documents of IGS; and

(iii) any security interest or document which is binding on IGS .

(e) No Event of Insolvency: No event of insolvency has occurred in relation to IGS nor is there any act which has occurred or any omission made which may result in an event of insolvency occurring in relation to IGS.

(f) Authorisations: IGS has taken all necessary action to authorise the execution, delivery and performance of this Heads of Agreement in accordance with its terms.

(g) No litigation: IGS is not involved in any litigation, arbitration or administrative proceeding relating to claims or amounts relating to IGS nor is any such litigation, arbitration or administrative proceeding pending or threatened, other than previously disclosed to SFEG by IGS.

(h) Investigations: IGS and its directors are not the subject of any investigation by any regulatory body of any country nor is any such investigation pending or threatened.

(i) Compliance with laws: IGS and its directors are not in material breach of any provision of any relevant laws.

(j) Records properly kept: All books of accounts and other records of any kind IGS

(i) have been fully, properly and accurately kept on a consistent basis and completed in accordance with proper business and accounting practices and all applicable statutes;

(ii) have not had any material records or information removed from them;

(iii) do not contain or reflect any material inaccuracies or discrepancies;

(iv) give and reflect a true and fair view of the trading transactions, or the financial and contractual position of IGS and of its assets and liabilities.

(k) IGS Projects:

(i) Except as set forth in the ASX Filings, IGS is the legal and beneficial owner of the IGS Projects, the details of which are set out in Schedule 1;

(ii) Except as set forth in the ASX Filings, no person except IGS has any rights of any nature in respect of the IGS Projects;

(iii) the IGS Projects are free from all third party mortgages, charges, liens and other encumbrances of whatsoever nature.

Schedule 4 – SFEG Representations and Warranties

The representations and warranties given by SFEG are as follows and are qualified in their entirety by reference to SFEG's disclosures as set forth in its filings with the United States Securities and Exchange Commission (collectively, the "SEC Filings"):

(a) No right to subscribe: No person has any right or option to subscribe for or otherwise to acquire any further shares in SFEG, except for those options and warrants referenced in Section 3 of this Heads of Agreement.

(b) No other allotments: Other than upon conversion of any current SFEG Convertible Securities on issue, SFEG is not under any obligation to allot any shares to any person or persons, or otherwise to alter the structure of any part of its unissued share capital, and SFEG is not under any obligation to give any option over any part of their respective unissued shares capital nor has SFEG offered to do any of the matters stated in this sub-paragraph.

(c) Consents: Subject to applicable federal and state securities laws, the SFEG Shareholders (and all other shareholders of SFEG) are able to sell and transfer their shares in SFEG without the consent of any other person and free of any pre-emptive rights or rights of first refusal.

(d) Fully paid: 100% of the issued shares of SFEG are fully paid and no money is owing in respect of them.

(e) SFEG Shareholder Structure: Following the issue of IGS Shares in accordance with the terms of the Merger, no one SFEG shareholder (or together with their associate/s) will hold more than 19.9% of the issued capital of IGS.

(f) Participation in IGS Capital Raisings: None of the proposed directors of IGS (being nominees of SFEG) to be appointed from Settlement will participate in any of the capital raisings contemplated in this Heads of Agreement.

(g) Convertible Securities: Other than the SFEG Convertible Securities set out in clause 3, there are no outstanding options, warrants, debentures, contracts, calls, first refusals, commitments, rights or demands of any kind relating to the issued or unissued capital of SFEG.

(h) No legal impediment: The execution, delivery and performance by SFEG of this Heads of Agreement complies with:

  (i) each law, regulation, authorisation, ruling, judgement, order or decree of any government agency; provided that the Transaction will require stockholder approval in accordance with the corporate laws of the state of Delaware and the US federal securities laws;

  (ii) the constitution or other constituent documents of SFEG; and

  (iii) any security interest or document which is binding on SFEG.

(i) No Event of Insolvency: No event of insolvency has occurred in relation to SFEG nor is there any act which has occurred or any omission made which may result in an event of insolvency occurring in relation to SFEG.

(j) Authorisations: SFEG has taken all necessary action to authorise the execution, delivery and performance of this Heads of Agreement in accordance with its terms.

(k) No litigation: SFEG is not involved in any litigation, arbitration or administrative proceeding relating to claims or amounts relating to SFEG nor is any such litigation, arbitration or administrative proceeding pending or threatened.

(l) Investigations: SFEG and its directors are not the subject of any investigation by any regulatory body of any country nor is any such investigation pending or threatened.

(m) Compliance with laws: SFEG and its directors are not in material breach of any provision of any relevant laws.

(n) Records properly kept: All books of accounts and other records of any kind SFEG

  (i) have been fully, properly and accurately kept on a consistent basis and completed in accordance with proper business and accounting practices and all applicable statutes;

  (ii) have not had any material records or information removed from them;

  (iii) do not contain or reflect any material inaccuracies or discrepancies;

  (iv) give and reflect a true and fair view of the trading transactions, or the financial and contractual position of SFEG and of its assets and liabilities.

(o) SFEG Projects:

  (i) Except as set forth in the SEC Filings, SFEG is the legal and beneficial owner of the SFEG Projects (other than in respect of the Mogollon Project pursuant to which it holds a right to acquire a 100% interest, the details of which are set out in Schedule 2;

  (ii) Except as set forth in the SEC Filings, no person except SFEG has any rights of any nature in respect of the SFEG Projects;

  (iii) Except as set forth in the SEC Filings, the SFEG Projects are free from all mortgages, charges, liens and other encumbrances of whatsoever nature.

Annexure A – Mogollon Agreement

Annexure B – Convertible Note

SANTA FE GOLD CORPORATION

SECURED CONVERTIBLE NOTE

A$4,000,000.00 OCTOBER 8, 2012

For Value Received, the undersigned, Santa Fe Gold Corporation, a Delaware corporation ("BORROWER"), under the terms of this Secured Convertible Note ("NOTE") hereby unconditionally promises to pay to the order of International Goldfields Limited, an Australian company ("CREDITOR"), by wire transfer to such account as Creditor shall provide notice of to Borrower or by check, in lawful money of the United States of America and in immediately available funds, the principal amount borrowed and outstanding hereunder at any time not to exceed A$4,000,000.00 (the "COMMITMENT") and such interest as will have accrued and been outstanding, both payable in the manner set forth below. Borrower may repay any amounts borrowed hereunder without penalty or premium from the date hereof through October __, 2015 (the "MATURITY DATE").

This Secured Convertible Note relates to that certain Binding Heads Of Agreement Dated October 8, 2012 between Borrower and Creditor (the "HOA").

1. Repayment Terms/Conversion. Interest on each advance shall be due and payable quarterly in arrears on the last day of each calendar quarter. All outstanding principal and accrued interest shall be fully due and payable on the Maturity Date, subject to the right of the Creditor to accelerate after the occurrence and continuance of an Event of Default as defined in Section 4 of this Note. In addition, upon the closing of the Merger (as defined in the HOA), all outstanding principal and accrued interest shall be forgiven. Principal and accrued interest shall be paid by wire transfer or by check. At Creditor's option, if Borrower fails to pay all outstanding principal and interest on the Maturity Date, or upon acceleration, Creditor may choose to have all or any part of the outstanding principal and accrued interest repaid in shares of Common Stock of the Borrower at a conversion rate equal to, the VWAP. "VWAP" shall mean the daily volume weighted average sales price (based on a trading day from 9:30 a.m. to 4:00 p.m. eastern time) of the Borrower on the Exchange (as defined below) as reported by Bloomberg Financial LP using the AQR function. The term "EXCHANGE" shall refer to the OTC Bulletin Board, according to which stock exchange the Issuer maintains its primary listing. In the event that Creditor chooses to convert outstanding principal and accrued interest into Common Stock of the Borrower, Creditor shall give written notice to the Borrower of such anticipated conversion no less than fifteen (15) business days prior to the date of conversion.

2. Interest. Simple interest shall accrue on the outstanding principal amount hereof from the date funds are advanced until payment in full is received by Creditor, which interest shall be equal to 6.0% per annum.

3. Secured Note. The full amount of this Note is secured by the collateral identified and described as security therefor in the Security Agreement.

4. Default.

4.1 Events of Default. The following events are "Events of Default" hereunder:

a. Default shall be made by the Borrower in the payment of principal of or any interest on the Note after ten (10) days' written notice from the Creditor following the date when the same is due and payable; or

b. Default shall be made in the due performance or observance of any other material covenant, agreement or provision herein, or in the Security Agreement, to be performed or observed by the Borrower, and such default or breach shall have continued for a period of thirty (30) days after written notice thereof to the Borrower from the Creditor; or

c. The Borrower shall be involved in financial difficulties as evidenced:

(i) by the Borrower filing a petition in bankruptcy or for reorganization or for the adoption of an arrangement under the United States Bankruptcy Code (as now or in the future amended, the "Bankruptcy Code") or an admission seeking the relief therein provided;

(ii) by the Borrower making a general assignment for the benefit of its creditors;

(iii) by the Borrower consenting to the appointment of a receiver or trustee for all or a substantial part of the property of the Borrower or approving as filed in good faith a petition filed against the Borrower under said Bankruptcy Code (in both cases without the consent of the Borrower);

(iv) the commencement of a proceeding or case, without the application or consent of the Borrower, in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or

readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the Borrower or of all or any substantial part of its assets, or (iii) similar relief in respect of the Borrower under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, and such proceeding or case set forth in (i), (ii), or (iii) above continues undismissed or uncontroverted, or an order, judgement or decree approving or ordering any of the foregoing being entered and continuing unstayed and in effect, for a period of sixty (60) days; or

(v) by the Borrower admitting in writing its inability to pay its debts as such debts become due; or

(vi) Borrower shall be terminated, dissolved or liquidated (as a matter of law or otherwise) or proceedings shall be commenced by the Borrower or by any person seeking the termination, dissolution or liquidation of the Borrower.

4.2 Acceleration. If any one or more Events of Default described in Section 4.1 shall occur and be continuing, then the applicable Creditor may, at such Creditor's option and by written notice to the Borrower, declare the unpaid balance of the Note owing to Creditor to be forthwith due and payable and thereupon such balance shall become so due and payable without presentation, protest or further demand or notice of intent to accelerate or other notice of any kind, all of which are hereby expressly waived by the Borrower.

5. Waiver.Except as provided for herein, Borrower waives presentment, notice of dishonor, protest or notice of protest and nonpayment, notice of costs, expenses or losses and interest thereon and diligence in taking any action to collect any sums owing under this Note or in any proceeding against any of the rights or interests in or to the properties or assets securing payment of this Note.

6. Governing Law. This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

7. Successors. The provisions of this Note shall inure to the benefit of and be binding on any successor or Creditor. This Note cannot be assigned by any party hereto.

In Witness Whereof, the undersigned has caused this Note to be executed and delivered by its duly authorized officer on the date first set forth above.

SANTA FE GOLD CORPORATION

By:____

Name: W. Pierce Carson

Title: President & CEO

Annexure C – Security Agreement

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (together with all amendments, restatements, modifications, supplements and revisions thereof in accordance with its terms, the "**Agreement**") is made as of October 8, 2012 by SANTA FE GOLD CORPORATION., a corporation organized and existing under the laws of the State of Delaware (the "**Debtor**") in favor and for the benefit of INTERNATIONAL GOLDFIELDS LIMITED, an Australian company (the "**Secured Party**").

Recitals

A. Pursuant to that certain Binding Heads Of Agreement between Debtor and Secured party dated October 8, 2012 (the "**HOA**"), the Secured Party has agreed to make certain loans to the Debtor, subject to the terms and conditions therein.

B. The Debtor has executed and delivered to Secured Party that certain Secured Convertible Note dated October 8, 2012 (the "**Note**").

C. It is a condition precedent to the Secured Party advancing and maintaining any loans under the Note that the Debtor shall have executed and delivered this Agreement to secure the payment and performance of the Note, all as more fully described herein.

D. In order to secure the prompt and complete payment and performance of all indebtedness, guaranties, duties, covenants, agreements and obligations owing or to be owed by the Debtor to the Secured Party, and as a condition to the Secured Party making the loan under the Note, the Debtor has agreed to execute and deliver this Agreement to the Secured Party.

Agreement

NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Debtor and Secured Party do hereby agree as follows:

1. CONSTRUCTION AND DEFINITION OF TERMS.

All terms used herein without definition which are defined by the Uniform Commercial Code in the State of New Mexico (the "**UCC**") shall have the meanings assigned to them by the UCC, as in effect on the date hereof, unless and to the extent varied by this Agreement. All accounting terms used herein without definition shall have the meanings assigned to them as determined by generally accepted accounting principles. The use of any gender or the neuter herein shall also refer to the other gender or the neuter and the use of the plural shall also refer to the singular, and vice versa. In addition to the terms defined elsewhere in this Agreement, unless the context otherwise requires, when used herein, the following terms shall have the following meanings:

1.1 **"Bankruptcy Code"** means the United States Bankruptcy Code, as amended from time to time.

1.2 **"Business Premises"** means Debtor's chief executive office.

1.3 **"Collateral"** means all of Debtor's right, title and interest of Debtor, whether now owned or existing or hereafter acquired or arising, in, to and under that certain Option Agreement among the Columbus Silver Corporation, Columbus (U.S.) Silver Corporation and Debtor, dated September 19 2012, under which the Columbus Silver Corporation and Columbus (U.S.) Silver Corporation have agreed to grant Debtor an option to acquire a 100% interest in the Columbus Silver Corporation's Mogollon Property.

1.4 **"Event of Default"** means any of the events described in Section 4.1 of the Note.

1.5 "**Lien**" means any mortgage, deed of trust, debenture, indenture, pledge, charge, hypothecation, assignment for security purposes, deposit arrangement, control arrangement, preferential right, option, production payment, royalty, encumbrance, financing statement, lien (statutory or otherwise), right of set-off, claim or charge of any kind, or other security interest or collateral arrangement or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention transaction, any lease transaction in the nature thereof and any secured transaction under the Uniform Commercial Code of any jurisdiction.

1.6 **"Obligations"** means the full, punctual and complete observance and performance of all present and future duties, covenants, indebtedness, responsibilities and obligations, monetary and otherwise, due to Secured Party by Debtor under the Note.

1.7 **"Person"** shall include natural persons, corporations, associations, limited liability companies, partnerships, joint ventures, trusts, governments and agencies and departments thereof and every other entity of every kind.

1.8 **"Security Documents"** means this Security Agreement and all agreements, documents or instruments granting, pledging, protecting or perfecting any lien in favor of Secured Party, as any of the foregoing may be modified, amended, supplemented, extended or restated.

2. SECURITY

2.1 **Security Interest.** As security for the prompt and complete payment and performance of all of the Obligations, whether or not any instrument or agreement relating to any Obligation specifically refers to this Agreement or the security interest created hereunder, Debtor hereby assigns, pledges and grants to Secured Party a Lien on and continuing security interest in, assignment and charge over, the Collateral. Secured Party's security interest shall continually exist until all Obligations have been paid and performed in full.

2.2 **Care of Collateral.** Debtor shall have all risk of loss of the Collateral. Secured Party shall have no liability or duty, either before or after the occurrence of an Event of Default, on account of loss of or damage to, to collect or enforce any of its rights against, the Collateral, to collect any income accruing on the Collateral, or to preserve rights against account debtors or other parties with prior interests in the Collateral. Secured Party shall deemed to have exercised reasonable care in safe keeping any Collateral in its possession if it accords such Collateral treatment substantially equal to the safekeeping that it accords its own property of like kind. While Secured Party is not required to take any actions with respect to the Collateral, if action is needed, in Secured Party's sole discretion, to preserve and maintain the Collateral, Debtor authorizes Secured Party to take such actions, but Secured Party is not obligated to do so.

3. RIGHTS AND REMEDIES

3.1 **Rights and Remedies of Secured Party.** Upon and after the occurrence and during the continuance of an Event of Default, Secured Party may, without notice or demand, exercise in any jurisdiction in which enforcement hereof is sought, the following rights and remedies, the rights and remedies of a secured party under the UCC and all other rights and remedies available to Secured Party under applicable Governmental Requirements, whether at law or in equity, all such rights and remedies being available to Secured Party and being cumulative and enforceable alternatively, successively or concurrently.

3.2 **Power of Attorney.** Debtor hereby irrevocably constitutes and appoints Secured Party, with full power of substitution, as its true and lawful attorney in fact with full irrevocable power and authority in the place and stead of Debtor and in the name of Debtor or in its own name, from time to time in the discretion of Secured Party, upon the occurrence and during the continuation of any Event of Default, for the purpose of carrying out and implementing the terms of this Agreement, to take any and all necessary or appropriate action and to execute and deliver any and all documents and instruments which may be necessary or appropriate to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives Secured Party the power and right, on behalf of Debtor, without notice to or assent by Debtor, to do the following:

(a) to pay or discharge claims, charges or liens levied or placed on or threatened against the Collateral;

(b) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due, and to become due thereunder, directly to Secured Party or as Secured Party shall direct, and to receive payment of and receipt for any and all moneys, claims and other amounts due, and to become due at any time, in respect of or arising out of any Collateral;

(c) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral;

(d) to defend any suit, action or proceeding brought against Debtor with respect to any Collateral;

(e) to collect, defend or enforce any right with respect to the Collateral;

(f) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes, including to execute, in connection with any sale of Collateral, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral;

(g) to undertake, do or perform, at Secured Party's option and at Debtor's expense, at any time, or from time to time, all acts and things which Secured Party deems necessary or advisable, in its sole discretion, to carry out and enforce this Agreement and to protect, preserve, defend or realize upon the Collateral and Secured Party's Lien therein, all as fully and effectively as Debtor might do; and

All acts of said attorney or designee are hereby ratified and approved by Debtor and said attorney or designee shall not be liable for any acts of commission or omission nor for any error of judgment or mistake of fact or law, except in the case of gross negligence or willful misconduct. This power of attorney is coupled with an interest and is irrevocable so long as any of the Obligations remain unpaid or unperformed. The power of attorney granted hereunder is a power coupled with an interest and shall be irrevocable until the security interest created herein is discharged.

3.3 **Notice of Disposition of Collateral and Disclaimer of Warranties**. It is mutually agreed that commercial reasonableness and good faith require Secured Party to give Debtor no more than ten (10) days prior written notice of the time and place of any public disposition of Collateral or of the time after which any private disposition or any other intended disposition is to be made. It is mutually agreed that it is commercially reasonable for Secured Party to disclaim all warranties which arise with respect to the disposition of the Collateral.

4. MISCELLANEOUS

4.1 **Financing Statements**. Debtor authorizes Secured Party to file financing statements, continuation statements, amendments, and other similar documents and instruments covering the Collateral and containing such legends as Secured Party shall deem necessary or desirable to perfect or protect Secured Party's interest in the Collateral, including financing statements as indicate or describe the Collateral as "all assets" or "all personal property." Debtor agrees to pay all taxes, fees and costs (including reasonable attorneys' fees) paid or incurred by Secured Party in connection with the preparation, filing or recordation thereof. Debtor waives receipt of any such financing statements that are registered by Secured Party and any confirmation of registration.

4.2 **Performance for Debtor**. Debtor agrees and hereby authorizes that Secured Party may, in Secured Party's sole discretion, but Secured Party shall not be obligated to, whether or not an Event of Default shall have occurred, advance funds on behalf of Debtor, without prior notice to Debtor, in order to preserve or protect any right or interest of Secured Party in the Collateral. Debtor shall pay to Secured Party upon demand all such advances made by Secured Party with interest thereon at the rate and calculated in the manner provided in the Loan Agreement. All such advances shall be deemed to be included in the Obligations and secured by the security interest granted Secured Party hereunder.

4.3 **Notices**. All notices, demands, and other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given (i) when delivered if personally delivered by hand (with written confirmation of receipt), (ii) when received if sent by a nationally recognized overnight courier service (receipt requested), (iii) five (5) Business Days after being mailed, if sent by first class mail, return receipt requested, or (iv) when receipt is acknowledged by an affirmative act of the Party receiving notice, if sent by facsimile, telecopy, electronic mail or other electronic transmission device (provided that such an acknowledgement does not include an acknowledgment generated automatically by a facsimile or telecopy machine or other electronic transmission device). Notices, demands, and communications to the parties will, unless another address is specified in writing, be sent to the address indicated below:

If to Debtor:

Santa Fe Gold Corporation

1128 Pennsylvania N.E., Suite 200

Albuquerque, New Mexico 87110

Attn:

Facsimile: (505) 255-4851

If to Secured Party:

International Goldfields Limited

18 Oxford Close

Leederville, Western Australia, 6007, Australia

Facsimile +61 9 9380 9666

4.4 **Survival; Successors and Assigns.** All covenants, agreements, representations and warranties made herein and in the Loan Documents shall survive the execution and delivery hereof and thereof, and shall continue in full force and effect until the security interest created herein is discharged. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party. All covenants, agreements, representations and warranties by or on behalf of Debtor which are contained in this Agreement and the Loan Documents shall inure to the benefit of Secured Party, its successors and assigns. Debtor may not assign this Agreement or any of its rights hereunder without the prior written consent of Secured Party.

4.5 **Applicable Law and Consent to Jurisdiction.** The performance and construction of this Agreement shall be governed by the internal laws of the State of New Mexico.

4.6 **Severability**. If any term, provision or condition, or any part thereof, of this Agreement or any of the Loan Documents shall for any reason be found or held invalid or unenforceable by any court or governmental agency of competent jurisdiction, such invalidity or unenforceability shall not affect the remainder of such term, provision or condition nor any other term, provision or condition, and this Agreement and the Loan Documents shall survive and be construed as if such invalid or unenforceable term, provision or condition had not been contained therein.

4.7 **Counterparts; Facsimile and Electronic Signatures**. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument. This Agreement may be validly executed and delivered by facsimile or other electronic transmission (including e-mail), and a signature by facsimile, portable document format (.pdf) or other electronic transmission shall be as effective and binding as an original signature.

4.8 **Discharge**. Upon (a) the complete and irrevocable payment and performance in full of the Obligations (other than contingent Obligations for which no claim has been made), (b) the termination and discharge of the Note, this Agreement shall be terminated, the security interest in the Collateral shall be released, and Secured Party shall execute and deliver such releases and

discharges of the security interests created hereby as Debtor may reasonably request in writing, the cost and expense of which shall be paid by Debtor.

4.9 **Headings**. The headings and sub-headings contained in the titling of this Agreement are intended to be used for convenience only and shall not be used or deemed to limit or diminish any of the provisions hereof.

[Remainder of this page intentionally blank]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Security Agreement as of the date first above written.

DEBTOR:

SANTA FE GOLD CORPORATION,
a Delaware corporation

By: ______________________
Name: W. Pierce Carson
Its: President & CEO

SECURED PARTY:

INTERNATIONAL GOLDFIELDS LIMITED

By: ______________________
Authorized Signatory

Executed as an agreement.

Executed by)
International Goldfields Limited)
ACN 099 544 680:)
in the accordance with the Corporations Act :)

Signature of Director

Antony Sage
Full Name of Director

Signature of ~~Director~~ / Company Secretary

Pip Leverington
Full Name of ~~Director~~ / Company Secretary

Executed by)
Santa Fe Gold Corporation:)
in the accordance with its constituent documents:)

Signature of Director

Full Name of Director

Signature of Director / Company Secretary

Full Name of Director / Company Secretary

Executed as an agreement.

Executed by
International Goldfields Limited
ACN 099 544 680:
in the accordance with the Corporations Act :

Signature of Director

Signature of Director / Company Secretary

Full Name of Director

Full Name of Director / Company Secretary

Executed by
Santa Fe Gold Corporation:
in the accordance with its constituent documents:

W Pierce Carson

Signature of Director

Ryan P. Carson

Signature of ~~Director~~ / Company Secretary

W PIERCE CARSON

Full Name of Director

RYAN P. CARSON

Full Name of ~~Director~~ / Company Secretary